SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2013 (February 28, 2013)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 28, 2013, Flowers Foods, Inc. (the “Company”) issued a press release announcing that its previously announced stalking horse bid for Hostess Brands, Inc.’s (“Hostess”) Wonder, Nature’s Pride, Merita, Home Pride and Butternut bread brands, 20 bakeries and approximately 38 depots for a purchase price of $360 million was declared the highest and best bid for such assets, eliminating the need for the competitive auction that had been scheduled for February 28, 2013. The Company’s bid is subject to review and approval by the bankruptcy court at a hearing currently scheduled for March 19, 2013. The completion of the acquisition is subject to regulatory approvals, including, without limitation, regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and customary closing conditions.

The Company also announced that its stalking horse bid for Hostess’s Beefsteak brand for $30 million was topped by another bidder and that the Company chose not to increase its bid in order to win the related auction.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated February 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Executive Vice President and Chief
Financial Officer

Date: March 1, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated February 28, 2013